Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-281690) pertaining to the 2019 Equity Incentive Plan, 2024 Equity Incentive Plan, and 2024 Employee Stock Purchase Plan of Tectonic Therapeutic, Inc. of our report dated March 14, 2024, with respect to the consolidated financial statements of AVROBIO, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 27, 2024